UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2017

 CEN BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557	_____ _____________
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		Number)

20 North Rear Road, Lakeshore, Ontario, Canada N0R lK0

(Address of principal executive offices)

Registrant's telephone number, including area code

226-344-0660

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240,l4a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (1 7 CFR 240,14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule I 3e-4(c) under the Exchange Act ( I 7 CFR 240, 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Unless otherwise indicated, in this Form 8-K, references to "we," "our," "us," the "Company," "CEN" or the "Registrant" refer to CEN Biotech, Inc.

Item 1.02 Termination of a Material Definitive Agreement

On June 27, 2017, CEN Biotech, Inc. terminated the forward triangular merger agreement dated as of April 11, 2017 (the “Merger Agreement”) with Eastern Starr Biotech, Inc. (“Eastern”), the wholly owned subsidiary of Incumaker, Inc. (“Incumaker”).  The Merger Agreement provided for a forward triangular merger with Eastern .  Under the terms of the Merger Agreement, the stockholders of the Company would own 80% of Incumaker and Incumaker would own 100% of the Company.  The Merger Agreement provided the right of either party to terminate the Merger Agreement if the merger was consummated by a specified date.  CEN Biotech terminated the Merger Agreement under this provision without incurring any penalty or cost.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2017

CEN Biotech, Inc.

(Registrant)

/s/ Bill Chaaban

BILL CHAABAN

Chief Executive Officer

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